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                                                                 EXHIBIT 6(a)(i)

                           PURCHASE & SALE AGREEMENT

Name of Seller ("Seller"):      TOTAL CONTROL INFORMATION,
                                a California limited partnership

Dated: February 20, 2001

        Seller and FIDELITY FUNDING BUSINESS CREDIT, LTD. d/b/a USA FUNDING, LTD., a Texas limited partnership ("Purchaser"), hereby agree to the terms and conditions set forth in this Purchase & Sale Agreement ("Agreement"):

        1. PURCHASE & SALE OF ACCOUNTS RECEIVABLE.

        (a) Seller hereby offers to sell, assign, transfer, convey and deliver to Purchaser, as absolute owner, all of the right, title and interest of Seller in and to the following accounts ("Account" or "Accounts") which arise from the sale of Seller's services or merchandise (herein collectively referred to as the "Merchandise") as indicated by the box checked below, together with all guarantees and security therefor, and all of Seller's right, title and interest in the Merchandise purchased and represented by such Accounts, including all of Seller's rights to returned goods and rights of stoppage in transit, replevin, and reclamation as an unpaid vendor (with respect to each Account, such guarantees, security and rights are herein called the "Related Rights"):

[CHECK ONE]

[ ] All of Seller's Eligible Accounts (as defined below) not to exceed $______ (the "Commitment") outstanding at any time, which Eligible Accounts Purchaser agrees to purchase on the terms and conditions set forth herein, or

[X] Eligible Accounts totaling not less than $750,000 outstanding at any time, in which case Purchaser shall be obligated (subject to the terms and conditions stated below) to purchase Eligible Accounts totaling not more than $2,500,000 (the "Commitment") outstanding at any time, or

[ ] Only those Eligible Accounts which Seller from time to time may wish to sell but not to exceed $______ (the "Commitment") per month, which Eligible Accounts Purchaser agrees to purchase on the terms and conditions set forth herein;

provided, however, that in no case shall the purchase price payable hereunder for all Eligible Accounts purchased at any one time be less than $5,000.00.

        (b) Subject to the terms of this Agreement, Purchaser hereby agrees to purchase Eligible Accounts and the Related Rights relating thereto acceptable to Purchaser in its sole and absolute discretion. Purchaser shall not be obligated to purchase any Eligible Accounts if (i) an Event of

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Default or an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred and is continuing hereunder, (ii) after such purchase is made, the aggregate face amount of all outstanding Eligible Accounts which have been purchased by Purchaser would exceed the Commitment, (iii) any condition precedent described below has not been satisfied, or (iv) Purchaser has not determined to purchase such Eligible Account in its sole and absolute discretion. "Eligible Accounts" means all Accounts except the following: (1) any Account which has payment terms longer than "net 30 days" or has been outstanding for more than 90 days from invoice date, (ii) any Account as to which Purchaser does not have a valid and perfected, first priority ownership or security interest, (iii) any Account that is owed by a customer (an "Account Debtor") which is an affiliate of Seller or an officer or employee of Seller, (iv) any Account that arises out of a sale made or services performed outside of the United States of America or that is owed by an Account Debtor located outside the United States of America, (v) any Account that is owed by an Account Debtor which is a creditor or supplier of Seller or which has asserted any defense or contested any liability with respect to such Account, (vi) if twenty-five percent (25%) or more of the aggregate amount of Accounts owed by an Account Debtor to the Seller have been outstanding more than 90 days from invoice date, all Accounts of such Account Debtor, (vii) any Account that is considered a "progress" billing, (viii) any retainages, and
(ix) any Account which has not been approved by Purchaser, in its sole and absolute discretion, as an Eligible Account. A credit investigation by Purchaser shall not be deemed an acceptance of an Account and Purchaser shall be free to reject any Account submitted by Seller if Purchaser deems the Account unacceptable, even though Purchaser may have previously approved such Account Debtor. Purchaser shall have no obligation to purchase any Eligible Accounts hereunder until it shall have received, in form and substance satisfactory to it, (a) a release executed by Imperial Bank releasing all liens and security interests in the Collateral (as defined in paragraph 7), (b) continuing guarantees by TCI Management, Inc. of the obligations of Seller hereunder, (c) validity guarantees by David Berg, Lance Jacobs, David Auerback, and Stephen DeSantis, (d) an escrow agreement satisfactory to Purchaser in its sole discretion with respect to escrowing of the source code for software of Seller related to the Collateral, (e) a Trademark Security Agreement and Copyright Security Agreement upon terms and conditions satisfactory to Purchaser in its sole discretion, and (f) a Security Agreement of TCI Management, Inc.

      (c) No single Account Debtor's total purchased and outstanding Accounts shall ever constitute more than 20% of Seller's Accounts purchased and outstanding for all of Seller's Account Debtors. In the event any single Account Debtor's total purchased and outstanding Accounts exceed the concentration limit set forth above, Purchaser may in its sole discretion increase the Seller's Reserve Accounts to cover such excess on a dollar for dollar basis.

      (d) Accounts shall be submitted to Purchaser on a Schedule of Accounts listing each Account separately. The Schedule of Accounts shall be in the form attached hereto as Exhibit "A," and shall be signed by a person acting or purporting to act on behalf of Seller. There shall be no more than one Schedule of Accounts submitted each week unless Purchaser otherwise agrees in writing. At the time the Schedule of Accounts is presented, Seller shall also deliver to Purchaser one copy of an invoice for each Account listed on such Schedule of Accounts, evidence of shipment of the Merchandise covered by such invoice, the original of the Account Debtor's purchase order and


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a copy of the contract between Seller and the Account Debtor giving rise to such
Account. All invoices relating to Accounts shall plainly state on their face that amounts payable thereunder are payable only to Purchaser at the remittance address set forth below. Payment by Purchaser of the sum specified in paragraph 2(a) below shall constitute acceptance of an Account by Purchaser at which time such Account shall become an Eligible Account.

     (e) Any and all Eligible Accounts shall be purchased with full recourse against Seller, including but not limited to, recourse as to the insolvency or other financial inability of the Account Debtor to pay. Any Eligible Accounts not paid after 90 days from invoice date shall be repurchased by Seller, by means of Seller paying directly to Purchaser the face amount of each such Eligible Account, Purchaser deducting such face amount from the purchase price for the next Eligible Accounts purchased hereunder or Purchaser charging such face amount against the Reserve Account, as Purchaser may elect in its sole discretion.

     2.   PURCHASE PRICE AND FEES.

     (a) Purchaser shall purchase an Eligible Account at a purchase price equal to the face amount of such Eligible Account less the Reserve Percentage (as defined in paragraph 4 below) of such face amount which shall be credited to the applicable Reserve Account. The purchase price for any Eligible Accounts shall be advanced by Purchaser to Seller on the date of purchase as directed by Seller. Seller shall pay to Purchaser a line maintenance fee (the "Discount") for each Eligible Account purchased hereunder equal to 0.40% of the face amount of the Eligible Account in question; provided that the Discount for any Eligible Account bearing terms in excess of the standard net 30-day terms shall be increased by 1.00% for each additional 30 days or fraction thereof. The Discount for an Eligible Account shall be due and payable on the earlier of the 90th day after the related invoice date and the date on which Purchaser collects such Eligible Account. Seller hereby authorizes Purchaser to deduct any Discount payable hereunder from the purchase price of Eligible Accounts or to charge such Discount against the Reserve Accounts or collections on the related Eligible Account, as Purchaser elects at its sole discretion.

     (b) Seller shall pay to Purchaser an annual commitment fee in the amount of 0.50% of the Commitment, payable on the date of the first purchase hereunder and on each anniversary of the date of this Agreement during the Term (as defined in paragraph 14). Seller hereby authorizes Purchaser to deduct the commitment fee from the purchase price for Eligible Accounts or to charge the commitment fee against the Reserve Account, as Purchaser elects at its sole discretion.

     (c) Seller shall pay to Purchaser interest on the daily balance of all sums (the "Advances") remitted, paid, or otherwise advanced by Purchaser to Seller or for Seller's benefit (including but not limited to the purchase price of Eligible Accounts purchased by Purchaser hereunder), net of all payments received from Seller's Account Debtors or otherwise received by Purchaser on the Seller's behalf, which are credited to the Seller's account. Interest shall be charged on the Advances at a rate (the "Interest Rate"), equal to the greater of (i) 10.50% per annum and (ii) the Prime Rate in effect from time to time plus 3.5% per annum but in no event to exceed the maximum rate permitted by applicable law. If the Prime Rate changes after the date hereof, the Interest Rate shall be


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automatically increased or decreased, as the case may be, if required hereunder, without notice to Seller from time to time as of the effective time of each change in the Prime Rate. Interest shall be due and payable on the last day of each calendar month and may, in Purchaser's sole discretion, be charged against the Reserve Accounts or other sums that may be due to Seller hereunder. As used herein, the term "Prime Rate" means the rate as published from time to time by The Wall Street Journal as the base rate for corporate loans at large commercial banks (if more than one such rate is published, the Prime Rate will be the higher or highest of the rates published). If such rate is no longer published by The Wall Street Journal, then Purchaser shall, in its sole discretion select the base or prime rate for corporate loans at a large commercial bank as the "Prime Rate." All interest accruing hereunder shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) plus three (3) business days and a year of 360 days.


     (d) Subject to the limitations set forth in subparagraph (f) below, in the event that the aggregate amount actually paid to Purchaser pursuant to paragraph 2(a) as Discount (the "Discount Fee") during any calendar month is less than $3,500 (the "Monthly Minimum Discount"), Seller shall, if so required by Purchaser, pay to Purchaser additional Discount for such calendar month in an amount equal to the Monthly Minimum Discount minus the aggregate Discount Fee actually paid to Purchaser during such month. The additional fee payable hereunder for any calendar month shall be due and payable within five business days after the end of such calendar month. Seller hereby authorizes Purchaser to deduct any such additional fee from the purchase price for Eligible Accounts or to charge any such additional fee against the Reserve Accounts, as Purchaser elects at its sole discretion.

     (e) Seller shall pay to Purchaser a liquidation fee ("Liquidation Fee") in the amount of five percent of the face amount of each Eligible Account outstanding at any time during a Liquidation Period (as defined below). For purposes of this section, "Liquidation Period" means a period beginning on the earliest date of (i) the commencement against or by Seller of any voluntary or involuntary case under the federal Bankruptcy Code, (ii) the general assignment by Seller for the benefit of its creditors, (iii) the appointment or taking possession by a receiver, liquidator, assignee, custodian or similar official of all or a substantial part of Seller's assets, or (iv) the cessation of business of Seller, and ending on the date on which Purchaser has actually received all fees, costs, expenses and other amounts owing to it hereunder. The Liquidation Fee shall be paid either by means of Purchaser charging the Liquidation Fee against the Reserve Accounts or by Seller paying the amount of the Liquidation Fee directly to Seller, as Purchaser may elect in its sole discretion. The Liquidation Fee is in addition to any termination fee provided for in paragraph 14. The Liquidation Fee shall be payable on the earlier to occur of (i) the date on which Purchaser collects the applicable Eligible Account and (ii) the 90th day from invoice date of the Eligible Account.

     (f) The parties hereto intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, the parties hereto stipulate and agree that none of the terms and provisions contained in this Agreement shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Seller nor any present or future guarantor or any other person hereafter becoming liable for the payment of the


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obligations of Seller hereunder shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provision of the Agreement which may be in conflict therewith. If any indebtedness or obligations owed by the Seller under this Agreement is prepaid or accelerated and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or Purchaser shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on all or any part of such obligations to an amounts in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related indebtedness or obligations or, at Purchaser's option returned to the Seller or the other payor thereof upon such determination. In determining whether or not any amount paid or payable, under any circumstance, exceeds the maximum amount permitted under applicable law, Seller and the Purchaser shall to the greatest extent permitted under applicable law, characterize any non-principal payment as an expense, fee or premium rather than as interest, and amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Rate from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. If at any time the rate at which interest is payable hereunder exceeds the Maximum Rate, the amount outstanding hereunder shall bear interest at the Maximum Rate only, but shall continue to bear interest at the Maximum Rate until such time as the total amount of interest accrued hereunder equals (but does not exceed) the total amount of interest which would have accrued hereunder had there been no Maximum Rate applicable hereto. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code, that ceiling shall be the indicated (weekly) rate ceiling and shall be used when appropriate in determining the maximum rate permitted by applicable law. As used in this paragraph, (i) the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future, and (ii) the term "MAXIMUM RATE" means, at the time of determination, the maximum rate of interest which, under applicable law, may then be changed hereunder. The parties agree that this Agreement shall not be subject to Chapter 346 of the Texas Finance Code.

     3. TRANSFER. Upon Purchaser's acceptance of each Eligible Account, Purchaser shall be the sole owner and holder of such Eligible Account and the Related Rights relating thereto. Seller hereby sells, transfers, conveys and assigns to Purchaser all its right, title and interest in and to each Eligible Account together with all Related Rights, effective at the time of acceptance thereof by Purchaser. Seller agrees to execute and deliver to Account Debtors obligated under Eligible Accounts such written notices of sale of the Eligible Accounts as Purchaser may request.

     4. RESERVE ACCOUNTS. Purchaser shall create and maintain a reserve account ("the Reserve Account") in the amount of 20.00% (the "Reserve Percentage") of the face amount of the Eligible Accounts purchased hereunder out of any payments or credits otherwise to be made to Purchaser with respect to such Eligible Accounts. In no event shall the aggregate amount of the


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Reserve Account at any time equal less than the Reserve Eligible Accounts remaining unpaid. Purchaser may charge against the Reserve Accounts any amount for which Seller may be obligated to Purchaser at any time, whether under the terms of this Agreement, or otherwise, including but not limited to any damages suffered by Purchaser as a result of Seller's breach of any provision of paragraph 5 hereof (whether intentional or unintentional), any losses due to an Account Debtor's insolvency or other financial inability to pay or any Disputes (as defined under paragraph 5(e) hereof), any Adjustments or other amounts due under paragraph 16 hereof and any attorneys' fees and disbursements due under paragraph 17 hereof. Seller recognizes that the balances in the Reserve Accounts represent bookkeeping entries and not cash funds. It is further agreed that with respect to the balances in the Reserve Accounts, Purchaser is authorized to withhold such payments and credits otherwise due to Seller under the terms of this Agreement for reasonably anticipated claims such as, for example, chargebacks or credits against Seller for Account Debtor claims. On the 10th or 25th day of any calendar month Purchaser shall calculate the amount required to be maintained in the Reserve Account and shall pay to Seller any excess credited to the Reserve Account over the amount then required to be maintained therein, provided that (i) no Event of Default or an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred and is continuing, and (ii) Seller has not ceased selling Accounts to Purchaser. If an Event of Default or an event that, with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred and is continuing, or, in the event Seller shall cease selling Accounts to Purchaser, Purchaser shall not disburse any amounts in the Reserve Accounts until all Accounts have been collected or Purchaser has determined, in its sole discretion, that it will make no further efforts to collect any Accounts listed on any Schedules of Accounts and all sums due Purchaser hereunder have been paid. Purchaser shall make available to Seller, through Purchaser's computer link capabilities or otherwise, within 15 days of the close of the preceding calendar month, a summary or statement of Seller's account, prepared from Purchaser's records, which will conclusively be deemed correct and accepted by Seller unless Seller gives Purchaser a written statement of exceptions within 30 days after receipt of such extract or statement.

     5. SELLER'S REPRESENTATIONS AND COVENANTS. Seller represents, warrants and covenants to Purchaser that:

     (a) Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary or desirable. The execution, delivery and performance by Seller of this Agreement do not and will not constitute a violation of any applicable law or the limited partnership agreement of Seller or any material breach of any other document, agreement or instrument to which Seller is a party or by which Seller is bound. This Agreement is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

     (b) Immediately prior to the execution and delivery of each Schedule of Accounts, Seller will be the sole owner and holder of, and will have good and marketable title to, each of the Accounts described thereon and the Related Rights relating thereto, free and clear of all liens, security interests and other adverse claims. Upon Purchaser's acceptance of each Eligible Account,

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it shall become the sole owner and holder of, and will have good and marketable title to, such Eligible Account and the Related Rights relating thereto, free and clear of all liens, security interests and other adverse claims.

     (c) No Eligible Account or other Collateral shall be subject to any lien, encumbrance, security interest or other claim of any kind or nature. Seller will not transfer, pledge or give a security interest in any of its Accounts to anyone other than Purchaser. Seller will not factor or sell any of its Accounts except to Purchaser. There are no financing statements now on file in any public office governing any property of Seller of any kind, real or personal, in which Seller is named in or has signed as the debtor, except the financing statement or statements filed or to be filed in respect of this Agreement or those statements on file as of the date of this Agreement that have been disclosed in writing by Seller to Purchaser. Seller will not execute any financing statement in favor of any other person or entity, other than Purchaser, during the Term.

     (d) The amount of each Eligible Account is due and owing to Seller and represents an accurate statement of a boa fide sale, delivery and acceptance of Merchandise or performance of service by Seller to or for an Account Debtor. The terms for payment of Eligible Accounts are 30 days from date of invoice and the payment of such Eligible Accounts is not contingent upon the fulfillment by Seller of any further performance of any nature whatsoever. Each Account Debtor's business is solvent to the best of Seller's knowledge.

     (e) There are and shall be no set-offs, allowances, discounts, deductions, counterclaims, or Disputes with respect to any Eligible Account, either at the time it is accepted by Purchaser for purchase or prior to the date it is to be paid. "Dispute," as used in the last preceding sentence, shall mean any claim by an Account Debtor against Seller, of any kind whatsoever, valid or invalid, that is asserted by the Account Debtor as a basis for refusing to pay an Eligible Account either in whole or in part. Seller agrees to inform Purchaser in writing immediately upon learning that there exists or may exist any Account which is subject to any contra account, charge back, credit, consignment, right to return merchandise, or other matter which diminishes or may diminish the dollar amount or timely collection of such Account. Seller shall accept no returns and shall grant no allowance or credit to any Account Debtor without notice to and the prior written approval of Purchaser. Seller shall provide to Purchaser for each Account Debtor on Eligible Accounts that have been purchased, a weekly report in form and substance satisfactory to Purchaser itemizing all such returns and allowances made during the previous week with respect such Eligible Accounts and a check (or wire transfer) payable to Purchaser for the amount thereof.

     (f) The address set forth below Seller's signature hereon is, and for at least the past six months has been, Seller's mailing address, its chief executive office and principal place of business. The street and other business addresses set forth below Seller's signature hereon are, and for at least the past six months have been, the offices where all of the books and records concerning the Eligible Accounts are maintained and the location of all Collateral. Seller shall not change its mailing address, chief executive office, principal place of business or place where such records are maintained or the Collateral is kept without 30 days prior written notice to Purchaser. Seller has not


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been a party to a merger or consolidation with or acquired all or substantially all of the assets of any person or entity during the past five years.

        (g) Seller shall maintain its books and records in accordance with generally accepted accounting principles and shall reflect on its books the absolute sale of the Eligible Accounts and the Related Rights to Purchaser. Seller shall furnish Purchaser, upon request, such information and statements as Purchaser shall request from time to time regarding Seller's business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing. Seller shall provide Purchaser, on or prior to the 30th day of each month, unaudited consolidated and consolidating financing statements with respect to the prior month and, within 90 days after the end of each of Seller's fiscal years, reviewed annual consolidated and consolidating financial statements and such certificates relating to the foregoing as Purchaser may request including, without limitation, a monthly certificate from the president and chief financial officer of Seller stating whether any Events of Default have occurred and stating in detail the nature of the Events of Default. Seller will furnish to Purchaser upon request a current listing of all open and unpaid accounts payable and accounts receivable, and such other items of information that Purchaser may deem necessary or appropriate from time to time. Unless otherwise expressly provided herein or unless Purchaser otherwise consents, all financial statements and reports furnished to Purchaser hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with generally accepted accounting principles, consistently applied.

        (h) Purchaser shall have the right, at any time and from time to time, to audit Seller's books, records and operations during normal business hours. Seller shall pay all costs associated with such audits which shall be $750 per day per person plus reasonable out-of-pocket expenses.

        (i) Seller has paid and will pay all taxes and governmental charges imposed with respect to sales of the Merchandise and furnish to Purchaser upon request satisfactory proof of payment and compliance with all federal, state and local tax requirements.

        (j) Seller will promptly notify Purchaser of (i) the filing of any lawsuit against Seller involving amounts greater than $10,000 and (ii) any attachment or any other legal process levied against Seller.

        (k) Seller has served or caused to be served any and all preliminary notices required by law to perfect or enforce any mechanic's lien or stop notice or bonded stop notice for the Eligible Accounts and the information contained in those notices is true and correct to the best of Seller's knowledge. Waivers and releases for all labor, services, equipment or material of Seller and others will be submitted on Purchaser's form concurrently with each Schedule of Accounts.

        (l) The application ("Application") made by Seller in connection with this Agreement, and the statements made therein are true and correct at the time that this Agreement is executed. There is no fact which Seller has not disclosed to Purchaser in writing which could materially adversely affect the properties, business or financial condition of Seller, or any of the Eligible


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Accounts or Collateral, or which it is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

     (m) Seller is engaged primarily in commercial, manufacturing or industrial pursuits. In no event shall the funds paid to Seller hereunder be used directly or indirectly for consumer personal, family household or agricultural purposes, but shall be used solely for business or investment activities.

     (n) Seller does not do business, and for the past five years has not done business, under any trade or assumed name except as indicated:
_______________________________________________________________.

     (o) Seller shall not merge or consolidate with or transfer or assign all or substantially all of its assets and properties to any person or entity without Purchaser's prior written consent.

     (p) Attached hereto is a schedule listing all trademarks, copyrights, patents and similar items as described in Sections 7(f), 7(g), and 7(h) which are owned by Seller and which have been filed or registered, including filing and/or registration information.

     (q) Seller represents and warrants to Purchaser that it has contemporaneously with execution of this Agreement delivered pursuant to the terms of the Escrow Agreement described in Section 1(b) of this Agreement the source code for Seller's software. Seller agrees to from time to time if it materially modified its software deliver an updated version of the source code into the escrow established by the Escrow Agreement. Additionally, Seller agrees to do so at any time upon the request of Purchaser.

     (r) Seller will keep and maintain adequate insurance by insurers acceptable to Purchaser with respect to its business and all Collateral. Such insurance shall be with respect to loss, damages and liability in amounts not less than reasonably requested by Purchaser and shall include at a minimum insurance for worker's compensation, general premises liability, fire, casualty, theft and high risk. Seller shall cause Purchaser to be named an additional insured and loss payee under all policies of insurance covering any of the collateral, to the extent of Purchaser's interest. Seller shall deliver copies of each insurance policy to Purchaser upon request.

     (s) Seller is conducting and will conduct its business in compliance with all applicable laws and has conducted and is in compliance with all licenses and permits required under any such laws.

     (t) Seller will permit Purchaser and all representatives and agents of Purchaser, including independent appraisers and other persons and entities, to inspect any of the Collateral at any time during normal business hours.

     6. NOTICE OF PURCHASE. Seller shall execute and deliver to Purchaser and/or file at such times and places as Purchaser may designate such financing statements, continuations thereof and


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amendments thereto as are necessary or desirable to give notice of Purchaser's purchase of the Eligible Accounts under the Uniform Commercial Code in effect in any applicable jurisdiction.

     7. COLLATERAL. In order to secure the payment of all indebtedness and obligations of Seller to Purchaser, whether presently existing or hereafter arising, Seller hereby grants to Purchaser a security interest in and lien upon all of Seller's right, title and interest in and to (a) the Reserve Accounts and all payments (if any) due or to become due to Seller from the Reserve Accounts;
(b) all accounts, contract rights, general intangibles, receivables and claims whether now existing or hereafter arising, all guaranties and security therefor and all of Seller's right title and interest in the goods purchased and represented thereby, if any, including all of Seller's rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor; (c) all inventory, wherever located and whether now or hereafter existing, (including, but not limited to raw materials and work in process, finished goods and materials used or consumed in the manufacture or production thereof, goods in which Seller has an interest in mass or a joint or other interest or rights of any kind, and goods which are returned to or repossessed by Seller) and all accession thereto and products thereof and documents therefor; (d) all furniture, fixtures, machinery and equipment, wherever located and whether now or hereafter existing, and all parts thereof, accessions thereto and replacements therefor and all documents and general intangibles covering or relating thereto; (e) all books and records pertaining to the foregoing, including but not limited to computer programs, data, certificates, records, circulation lists, subscriber lists, advertiser lists, supplier lists, customer lists, customer and supplier contracts, sales orders, and purchasing records;
(f) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and any other designs or sources of business identifiers, indicia or of origin or similar devices, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all of the goodwill associated therewith, in each case whether now or hereafter existing, and all rights and interest associated with the foregoing; (g) all copyrights, and all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, and all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all rights and interests associated with the foregoing; (h) all patents, patent applications, and patentable inventions, all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part, or reissues of any of the foregoing, the right to sue for past, present, and future infringements of any of the foregoing, all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing, and all other rights and benefits relating to any of the foregoing throughout the world; and (i) all proceeds of the foregoing (collectively, the "Collateral"). Seller agrees to comply with all appropriate laws in order to perfect Purchaser's security interest in and to the Collateral, to execute any financing statements, continuations thereof, amendments thereto or additional documents as Purchaser may require, to deliver to Purchaser a list of all locations of its inventory and equipment and to obtain any landlord or mortgage lien waivers that Purchaser may require. Seller shall provide written notice to Purchaser of any change in the locations at which it keeps its inventory and equipment at least 30 days prior to any such change.

      8.    COLLECTION.

      (a) Seller shall notify all Account Debtors and take other necessary or appropriate means to insure that all of Seller's Accounts, whether or not purchased by Purchaser, shall be paid directly to the remittance address set forth below. After collection by Purchaser, all payments on Collateral shall be promptly remitted to Seller, subject to and following the exercise of Purchaser's rights therein as a secured party and its rights to offset any sums then owing by Seller hereunder.

      (b) Purchaser, as the sole and absolute owner of the Eligible Accounts purchased hereunder, shall have the sole and exclusive power and authority to collect each such Eligible Account, through legal action or otherwise, and Purchaser may, in its sole discretion, settle, compromise, or assign (in whole or in part) any of such Eligible Accounts, or otherwise exercise any other right now existing or hereafter arising with respect to any of such Eligible Accounts. If Seller receives payment of all or any portion of any Eligible Accounts or other Account, Seller shall notify Purchaser immediately and shall hold all checks and other instruments so received in trust for Purchaser and immediately shall deliver to Purchaser such checks and other instruments in the form received with any necessary endorsements.

      (c) Purchaser shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to Seller, to notify any or all Account Debtors on the Eligible Accounts and the other Collateral of the assignment thereof to Purchaser and to direct such Account Debtors to make payment of all amounts due or to become due to Seller directly to Purchaser, and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof. Payments received by Purchaser may, at the sole discretion of Purchaser, be applied by Purchaser to the payment of the indebtedness and obligations of Seller to Purchase or held as cash collateral for such indebtedness and obligations. All amounts and proceeds (including instruments and writings) received by Seller in respect of the Collateral shall be received in trust for the benefit of Purchaser hereunder, shall be segregated from other funds of Seller and immediately shall be paid over to Purchaser in the same form as so received (with any necessary endorsement) to be applied in the same manner as payments received directly by Purchaser.

      (d) Seller acknowledges that Purchaser has exclusive ownership and control of the post office box identified as the remittance address set forth below. Seller further acknowledges and agrees that at all times Purchaser shall have the exclusive right to dominion and control over such post office box. Purchaser is hereby authorized to endorse and process, in accordance with customary collection procedures, all checks and other remittance items received by Purchaser at the remittance address from third party remitters, and to deposit such checks and other remittance items. Seller shall pay or reimburse Purchaser for all fees and charges incurred by Purchaser in connection with the establishment and maintenance of the post office address referenced herein and the transmittal of checks and other items from such address to Purchaser by whatever means deemed appropriate by Purchaser from time to time. Seller shall be responsible for all costs and expenses incurred by Purchaser in connection with the foregoing.

     9. POWER OF ATTORNEY. Seller grants to Purchaser an irrevocable power of attorney authorizing and permitting Purchaser, at its option, with or without notice to Seller to do any or all of the following:

     (a) Endorse the name of Seller on any checks or other evidences of payment whatsoever that may come into the possession of Purchaser regarding Eligible Accounts or Collateral, including checks received by Purchaser pursuant to paragraph 8 hereof;

     (b) Receive, open and dispose of any mail addressed to Seller and put Purchaser's address on any statements mailed to Account Debtors'

     (c) Pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release, or proceeding relating to Eligible Accounts or Collateral;

     (d) Upon the occurrence of an Event of Default, notify in the name of Seller, the U.S. Post Office to change the address for delivery of mail addressed to Seller to such address as Purchaser may designate (provided that Purchaser shall turn over to Seller all such mail not relating to Eligible Accounts or Collateral);

     (e) Verify, sign, acknowledge, record, file for recording, serve as required by law, any claim of mechanic's lien, stop notice or bonded stop notice in the sole and absolute discretion of Purchaser relating to any Eligible Account or Collateral;

     (f) Insert all recording or service information in any mechanic's lien or assignment of rights under stop notice/bonded stop notice which Seller has signed in connection with this Agreement, recorded or served to enforce payment of the Eligible Accounts or Collateral;

     (g) Execute and file on behalf of Seller any financing statement deemed necessary or appropriate by Purchaser to protect Purchaser's interest in and to the Eligible Accounts or Collateral, or under any provision of this Agreement; and

     (h) To do all other things necessary and proper in order to carry out this Agreement.

The authority granted to Purchaser herein is irrevocable until this Agreement is terminated and all amounts owed to Purchaser hereunder are fully satisfied.

     10. DEFAULT AND REMEDIES. An event of default ("Event of Default") shall be deemed to have occurred hereunder and Purchaser shall have no further obligation to purchase Accounts and may immediately exercise its rights and remedies with respect to the Eligible Accounts and the Collateral under this Agreement, the Uniform Commercial Code, and applicable law, upon the happening of one or more of the following:

     (a) Seller shall fail to pay when due any amount owed to Purchaser, whether arising hereunder or otherwise;

     (b) There shall be commenced by or against Seller any voluntary or involuntary case under the federal Bankruptcy Code, or any assignment shall be made by Seller for the benefit of its creditors, or there shall be appointment of a receiver or custodian for a substantial portion of Seller's assets;

     (c) Seller shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due;

     (d) Any involuntary lien, garnishment, attachment or the like shall be issued against or shall attach to the Eligible Accounts, the Collateral, any other assets of Seller or any portion thereof;

     (e) Seller shall suffer the entry against it of a final judgment for the payment of money in excess of $25,000, unless the same is discharged within 30 days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained;

     (f) Seller shall breach any covenant or agreement made by it herein;

     (g) Any warranty or representation set forth herein shall be untrue when made or any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by Seller, or by any other person on behalf of Seller, to Purchaser is not true and correct when furnished;

     (h) Seller shall have a federal or state tax lien filed against any of its properties, or Seller shall fail to pay any federal or state tax when due, or Seller shall fail to file any federal or state tax form when due;

     (i) A material adverse change shall have occurred in Seller's financial condition, business or operations or the value of the Collateral; or

     (j) Seller shall have ceased the operation of its business.

Upon the occurrence of an Event of Default described in clauses (b) or (c) of this Section 10, Seller immediately shall repurchase from Purchaser all outstanding Eligible Accounts purchased by Purchaser from Seller hereunder at a price equal to the aggregate face amount thereof and shall pay to Purchaser all other amounts owing by Seller to Purchaser hereunder, whether or not then due, all without demand, presentment, notice of demand or of dishonor and nonpayment, or any other notice or declaration of any kind, all of which are hereby expressly waived by Seller. During the continuation of any other Event of Default, Purchaser, at any time, may require Seller to (and Seller shall) repurchase from Purchaser all outstanding Eligible Accounts purchased by Purchaser from Seller hereunder at a price equal to the aggregate face amount thereof and pay to Purchaser all other amounts owing by Seller to Purchaser hereunder, whether or not then due, all without notice, demand, presentment, notice of demand or of dishonor and nonpayment, or any notice or declaration of any kind, all of which are hereby expressly waived by Seller. In addition to, and without limitation of, the foregoing provisions of this Agreement, if an Event of Default shall have occurred and be continuing, Purchaser may from time to time in its discretion, without limitation and without notice except as expressly herein: (a) exercise in respect of the collateral, in addition to other rights and remedies provided for herein, or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") (whether or not the UCC applies to the affected Collateral); (b) require Seller to, and Seller hereby agrees that it will at its expense, assemble all or part of the Collateral as directed by Purchaser and make it available to Purchaser at a place to be designated by Purchaser; (c) terminate Purchaser's obligations under this Agreement and reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure; (d) dispose of, at its office, on the premises or Seller or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings; (e) buy the Collateral, or any part thereof, at any public sale, or at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type that is the subject to widely distributed standard price quotations; (f) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Seller hereby consents to any such appointment; and (g) at its discretion, retain the Collateral in satisfaction of the obligations due Purchaser hereunder whenever the circumstances are such that Purchaser is entitled to do so under the UCC or otherwise. Seller agrees that, to the extent notice of sale shall be required by law, at least five days' notice to Seller of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Purchaser shall not be obligated to make any sale of collateral regardless of whether any notice of sale has been given. Purchaser may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If any Event of Default shall have occurred and be continuing, Purchaser may in its discretion apply any cash proceeds received by Purchaser in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Purchaser may elect: (a) the repayment of all or any portion of the obligations owed to Purchaser by Seller, whether hereunder or otherwise; (b) the repayment of reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Purchaser (whether or not litigation has been commenced or a judgment has been issued, and if litigation has been commenced, whether at trial or any appellate level) in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Purchaser hereunder, or (iv) the failure of Seller to perform or observe any of the provisions hereof; (c) the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral; (d) the reimbursement of Purchaser for the amount of any obligations of Seller paid or discharged by Purchaser, and of any expenses of Purchaser payable by Seller hereunder; (e) by holding the same as Collateral; (f) the payment of any other amounts required by applicable law (including, without limitation, Part 5 of Article 9 of the UCC or any successor or similar applicable statutory provision); and (g) by delivery to Seller or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

     11. EQUITABLE RELIEF. In the event that Seller commits any act or omission which prevents or unreasonably interferes with: (a) Purchaser's exercise of the rights and privileges arising under the power of attorney granted in paragraph 9 of this Agreement; or (b) Purchaser's perfection of or levy upon the security interest granted in the Collateral, including any seizure of any Collateral, such conduct will cause immediate, severe, incalculable and irreparable harm and injury, and shall constitute sufficient grounds to entitle Purchaser to an injunction, writ of possession, or other applicable relief in equity, and to make such application for such relief in any court of competent jurisdiction, without any prior notice to Seller.

        12. CUMULATIVE RIGHTS; WAIVERS. All rights, remedies and powers granted to Purchaser in this Agreement, or in any other instrument or agreement given by Seller to Purchaser or otherwise available to Purchaser in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as Purchaser may have. These rights may be exercised from time to time as to all or any part of the Eligible Accounts purchased hereunder or the Collateral as Purchaser in its discretion may determine. In the event that the transaction between Seller and Purchaser is construed to be a loan from Purchaser to Seller, such loan shall be secured by the Eligible Accounts and the Collateral and Purchaser shall have all rights and remedies available to a lender in addition to its rights and remedies hereunder. Purchaser may not waive its rights and remedies unless the waiver is in writing and signed by Purchaser. A waiver by Purchaser of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

        13. NOTICES. Any notice or communication with respect to this Agreement shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, or (iv) prepaid telegram, telex or telecopy, addressed to each party hereto at its address set forth below or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted deliver at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt. Seller hereby agrees that Purchaser may publicize the financing transaction contemplated by this Agreement in newspapers, trade and similar publications including, without limitation, the publication of a "tombstone".

        14. TERM. The term of this Agreement shall be for one year from the date hereof (the "Original Term"); provided that the term of this Agreement shall be extended automatically for an additional year and for each succeeding year unless written notice of termination is given by one party hereto to the other party hereto at least sixty (60) days, but no more than ninety (90) days, prior to the end of the Term or any extension thereof (the Original Term and any extensions thereof are herein referred to as the "Term"). In the event that during the Term this Agreement is terminated at any time for any reason, Seller shall pay to Purchaser an early termination fee in an amount equal to (a) one percent (1.00%) of the Commitment if this Agreement is terminated due to receipt by Seller of an equity infusion or as a result of Seller securing an accounts receivable line of credit from an institutional bank, or (b) two percent (2.00%) of the Commitment if this Agreement is terminated for any other reason (but in no event shall any such early termination fee exceed the maximum amount permitted by applicable law). Any termination of this Agreement shall not affect Purchaser's security interest in the Collateral and Purchaser's ownership of the Eligible Accounts and the Related Rights and Seller's obligations to make the payments due hereunder, and this Agreement shall continue to be effective, until all transactions entered into and obligations incurred hereunder have been completed and satisfied in full.

     15. RIGHT OF FIRST OFFER. Seller hereby agrees that in the event Seller receives an offer either during or at the end of the Term from a third party to provide financing or factoring to Seller, which offer Seller intends to accept, it shall require the offeror to reduce such offer to a written commitment (the "new commitment"). In addition, Seller will (a) notify Purchaser in writing of the identity of the offeror and the complete terms of the new commitment and
(b) if, within 30 days after Purchaser's receipt of such notice and a signed copy of the new commitment, Purchaser elects, in its sole discretion, to offer to terminate this Agreement in accordance with Section 14 and match the new commitment, accept Purchaser's offer.

     16. CHARGES; INDEMNIFICATION. Seller shall pay to Purchaser its normal and customary charges for the following items in connection with the transactions contemplated hereby: long-distance telephone charges, reasonable travel expenses, copying, legal fees incurred in collecting the Accounts or enforcing this Agreement, postage, credit reports, lock box charges, wire transfers, overnight mail delivery, UCC and tax lien searches and filing fees ("Adjustments"). The Seller hereby indemnifies and agrees to hold harmless and defend Purchaser and Purchaser's officers, directors, shareholders, affiliates, agents, employees and attorneys (collectively, the "Indemnified Persons") from and against any and all claims, demands, actions, causes of action, judgments, liabilities, damages and consequential damages, penalties,fines, costs, fees, expenses and disbursements (including, without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at anytime and from time to time, because of, resulting from, in connection with or arising out of any transaction, act, omission, event or circumstance in any way connected with the Collateral or this Agreement (including but not limited to enforcement of Purchaser's rights thereunder or the defense of Purchaser's actions thereunder) (each, as "Indemnified Claims"), excluding with respect to any Indemnified Persons, any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO
ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR
OMISSION OF ANY INDEMNIFIED PERSON. Upon notification and demand, Seller agrees to provide defense of any Indemnified Claim and to pay all costs and expenses of counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. Except as specifically provided in this section, the Seller waives all notices from any Indemnified Person. The provision of this paragraph 16 shall survive the termination of this Agreement. Purchaser may, in its sole and absolute discretion, deduct any Adjustments or other amounts owed under this paragraph from the Reserve Accounts.

     17. ATTORNEY'S FEES. Seller agrees to pay Purchaser all costs, fees and expenses (including attorneys' fees) incurred by Purchaser in connection with the negotiation, execution and delivery of this Agreement and the documents contemplated hereby, and all renewals, extensions, amendments, modifications, and restatements thereof. In addition, Seller agrees to reimburse Purchaser upon demand for all other costs and expenses incurred by Purchaser in connection with its due diligence review of Seller and the closing and consummation of the transactions contemplated hereby, and all reasonable attorney's fees, court costs and other expenses incurred by Purchaser in the enforcement of this Agreement and protecting or enforcing its interest in the Eligible Accounts or the Collateral, in collecting the Eligible Accounts or the Collateral, or in the representation of Purchaser in connection with any bankruptcy case or insolvency proceeding involving Seller, the Collateral, any Account Debtor, or any Eligible Account. Seller hereby authorizes Purchaser, at its sole discretion, to deduct such fees, costs and expenses from the purchase price for Eligible Accounts or charge any such fees, costs and expenses against the Reserve Accounts, as Purchaser elects at its sole discretion.

     18. SEVERABILITY. Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed, to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

     19. PARTIES IN INTEREST. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Seller may not delegate or assign any of its duties or obligations under the Agreement without the prior written consent of Purchaser. PURCHASER RESERVES THE RIGHT TO ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT IN WHOLE OR IN PART TO ANY PERSON OR ENTITY.

     20. GOVERNING LAW; SUBMISSION TO PROCESS. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW. SELLER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, THE PURCHASE OF ELIGIBLE ACCOUNTS OR ANY OTHER RELATIONSHIP BETWEEN PURCHASER AND SELLER BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE PURCHASE OF ELIGIBLE ACCOUNTS OR ANY OTHER RELATIONSHIP BETWEEN PURCHASER AND SELLER

SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS HAVING JURISDICTION. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

      21. WAIVER OR JURY TRIAL, PUNITIVE AND CONSEQUENTIAL DAMAGES, ETC. EACH OF SELLER AND PURCHASER HEREBY (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH.

      22. COMPLETE AGREEMENT. THIS AGREEMENT, THE WRITTEN DOCUMENTS EXECUTED PURSUANT TO THIS AGREEMENT, IF ANY, AND THE ACKNOWLEDGMENT DELIVERED IN CONNECTION HEREWITH SET FORTH THE ENTIRE UNDERSTANDING AND AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. NO MODIFICATIONS OR AMENDMENT OF OR SUPPLEMENT TO THIS PURCHASE & SALE AGREEMENT OR TO SUCH ACKNOWLEDGMENT SHALL BE VALID OR EFFECTIVE UNLESS THE SAME IS IN WRITING AND SIGNED BY THE PARTY AGAINST WHOM IT IS SOUGHT TO BE ENFORCED.



                [Balance of this page intentionally left blank]

The undersigned have entered into this Agreement on the date first above written.

   FIDELITY FUNDING BUSINESS                  TOTAL CONTROL INFORMATION,
   CREDIT LTD. d/b/a USA                      a California limited partnership
   FUNDING, LTD.
   a Texas limited partnership

   By: /s/ JAMES M. KITCHENS                  By: /s/ STEPHEN P. DESANTIS
      -----------------------------              --------------------------
       James M. Kitchens, President           Name: Stephen P. DeSantis
       FFBC, Inc., its General Partner        Title: CFO


   REMITTANCE ADDRESS:                        MAILING ADDRESS OF SELLER:

   P.O. Box                                   17752 Skypark Circle #160
                                              Irvine, CA 92614

   MAILING ADDRESS:                           STREET ADDRESS OF SELLER:

   5728 LBJ Freeway, Suite 420                17752 Skypark Circle #160
   Dallas, Texas 75240                        Irvine, CA 92614

Attachments:

   Schedule of Accounts
   Schedule of Trademarks, Copyrights, Patents and the Like

                              SCHEDULE OF ACCOUNTS


DATE:                         SCHEDULE NO.
     ----------------------               -------------------------------

SELLER: TOTAL CONTROL INFORMATION

                                   Total Number of Accounts Sold:
                                                                 ---------------
                                   Total Amount Sold:
                                                     ---------------------------
                                   Reserve:
                                           -------------------------------------

ACCOUNT        INVOICE        INVOICE        INVOICE
DEBTOR         NUMBER         AMOUNT         DATE
-------        -------        -------        -------





    The undersigned does hereby certify that he or she has made a thorough inquiry into all matters certified herein and, based upon such inquiry and experience does hereby certify that:

    1. He or she is the duly elected, qualified, and acting _______________ of Total Control Information ("Seller").

    2. This Schedule of Accounts is being submitted to Fidelity Funding Business Credit, Ltd. dba USA Funding, Ltd. ("Purchaser") pursuant to that certain Purchase & Sale Agreement dated as of January __, 2001, between Seller and Purchaser (as from time to time supplemented or amended, the "Agreement).

    3. All representations and warranties made by Seller in the Agreement or any other instrument, document, certificate or other agreement executed in connection therewith (collectively, the "Transaction Documents") delivered on or before the date hereof are true on and as of the date hereof as if such representations and warranties had been made as of the date hereof.

    4. No Event of Default (as defined in the Agreement) or any event that, with the giving of notice, the passage of time or both, would constitute an Event of Default exists on the date hereof.

    5. Seller has performed and complied with all agreements and conditions required in the Transaction Documents to be performed or complied with by it on or prior to the date hereof.

    6. All information contained in this Schedule of Accounts is true, correct and complete.



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
IN WITNESS WHEREOF, this instrument is executed by the undersigned as of ________________, 2001.

                                        TOTAL CONTROL INFORMATION


                                        By: ____________________________________
                                              Name: ____________________________
                                              Title: ___________________________


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
                            SCHEDULE OF TRADEMARKS,
                        COPYRIGHTS, PATENTS AND THE LIKE


                                      -1-